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                                                            EXHIBIT 11



                     [LETTERHEAD OF COOPERS & LYBRAND LLP]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        _______________________________________________________________



We consent to the incorporation by reference in Post-Effective Amendment No. 17 to the Registration Statement of Van Eck Worldwide Insurance Trust on Form N-1A (File No. 33-13019) of our reports dated February 17, 1997 for each of Gold and Natural Resources Fund Worldwide Balanced Fund, Worldwide Hard Assets Fund, Worldwide Bond Fund and Worldwide Emerging Markets Fund on our audits of the financial statements and financial highlights of the above entities which reports are included in their respective Annual Reports to Shareholders which are also incorporated by reference in this Post-Effective Amendment to the Registration Statement. We also consent to the references of our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Independent Accountants".


                                              /s/ Coopers & Lybrand L.L.P.

                                              COOPERS & LYBRAND L.L.P.



New York, New York

February 28, 1997